Exhibit 4.5

WARRANT AGREEMENT

BETWEEN

S&W SEED COMPANY

AND

TRANSFER ONLINE, INC.

DATED AS OF                    , 2010

WARRANT AGREEMENT

This Agreement is between S&W Seed Company, a Delaware corporation (the “Company”), and Transfer Online, Inc., an Oregon corporation (the “Warrant Agent”).

The Company, at or about the time that it is entering into this Agreement, proposes to issue and sell to public investors up to 1,360,000 Units (together with the additional units issuable as provided herein, the “Units”).  Each Unit consists of (i) two shares of common stock, $0.001 par value, of the Company, (ii)  one redeemable Class A Warrant (each a “Class A Warrant,” collectively, the “Class A Warrants”), and one redeemable Class B Warrant (each a “Class B Warrant,” collectively, the “Class B Warrants”).  Each Class A Warrant and each Class B Warrant is exercisable to purchase one share of common stock upon the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement.

The Company proposes to issue to the underwriter, Paulson Investment Company, Inc. (“Paulson”) in the public offering of Units referred to above (the “Public Offering”) warrants to purchase up to 204,000 additional Units.

The Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Class A Warrants and the Class B Warrants to be issued under this Agreement (each a “Warrant Certificate,” collectively, the “Warrant Certificates”) and the exercise of the Warrants;

The Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Class A Warrants and the Class B Warrants and the rights of the holders thereof (each a “Warrant Holder,” collectively, the “Warrant Holders”) and to set forth the respective rights and obligations of the Company and the Warrant Agent.  Each Warrant Holder is an intended beneficiary of this Agreement with respect to the rights of Warrant Holders herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.                                       Warrants.  Each Class A Warrant will entitle the registered holder of a Class A Warrant to purchase from the Company one share of Company common stock, $0.001 par value per share (each a “Share,” collectively, the “Shares”) at $       [65% of the initial public offering price of a Unit] per Share, and each Class B Warrant will entitle the registered holder of a Class B Warrant to purchase from the Company one Share at $       [100% of the initial public offering price of a Unit] per Share.  The exercise price for each of the Class A Warrant and the Class B Warrant is referred to herein as the “Exercise Price.”  The Exercise Price is subject to adjustments as provided in Section 13 hereof.  A Warrant Holder may exercise all or any number of Class A Warrants or Class B Warrants resulting in the purchase of a whole number of Shares.

2.                                       Exercise Period.  The Class A Warrants and the Class B Warrants may be exercised at any time during the period (the “Exercise Period”) commencing                               , 2010 and ending at 5:00 p.m., Pacific Time on                          , 2015 (“Expiration Date”).  After the Expiration Date, any unexercised Class A Warrants or Class B Warrants will be void and all rights of Warrant Holders shall cease; provided, however, the Company may, in its sole discretion, extend the Exercise Period and delay the Expiration Date by providing not less than 10 days’ prior notice, which may be in the form of a press release, of such extension.

3.                                       Execution of Warrant Certificates.  Warrant Certificates shall be in registered form only and shall be substantially in the form set forth in Exhibits A and B attached to this Agreement.  Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company and shall bear a facsimile of the Company’s corporate seal.  If any person, whose facsimile signature has been placed upon any Warrant Certificate or the signature of an officer of the Company, shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer.  Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of the Agreement.

4.                                       Countersigning.  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate which is properly issued.

5.                                       Registration of Transfer and Exchanges.  The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney.  Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be cancelled.

6.                                       Exercise of Warrants.

(a)                                  Subject to the terms of the Class A Warrants and the Class B Warrants, any Class A Warrant or any Class B Warrant may be exercised upon any single occasion during the exercise period.  The Class A Warrants and the Class B Warrants shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent (or by providing such other notice of exercise made available by the Company), by good check or bank draft payable to the order of the Warrant Agent, the Exercise Price for each Share to be purchased.  Notwithstanding the foregoing, the Company will extend a three day “protect” period after the Expiration Date so that any Class A Warrant or Class B Warrant for which notice of exercise is received in the three business days prior to and including the Expiration Date shall be deemed exercised so long as the Exercise Price is received by the Warrant Agent no more than three business days after the notice of exercise.

(b)                                 Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price for the Shares for which Class A Warrants or Class B Warrants are then being exercised, the Warrant Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Class A Warrants or Class B Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder.  Such certificates for the Shares shall be deemed to be issued, and the person whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided that if the transfer books of the Company with respect to the Shares, shall be closed, the certificates for the Shares issuable upon exercise of the Class A Warrants or Class B Warrants shall be issued as of the date on which such books shall next be open, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares as of the date on which such books shall next be open (whether before, on or after the Expiration Date) and until such date the Warrant Agent shall be under no duty to deliver any certificate for such Shares.

(c)                                  If less than all a Warrant Holder’s Class A Warrants or Class B Warrants are exercised upon a single occasion, a new Warrant Certificate for the balance of the Class A Warrants or Class B Warrants not so exercised shall be issued and delivered to, or in accordance with, transfer instructions properly given by the Warrant Holder until the Expiration Date.

(d)                                 All Warrant Certificates surrendered upon exercise shall be cancelled.

(e)                                  Upon the exercise of any Class A Warrant or any Class B Warrant, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank.  All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds.  Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised Class A Warrants or Class B Warrants to be issued.

(f)                                    Expenses incurred by the Warrant Agent will be paid by the Company.  These expenses, including delivery of Share certificates to the stockholder, will be deducted from the Exercise Price submitted by a Warrant Holder prior to the distribution of funds to the Company.  A detailed accounting statement relating to the number of Class A Warrants or Class B Warrants exercised, name of registered Warrant Holder and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.

7.                                       Warrant Solicitation and Warrant Solicitation Fee.

(a)                                  The Company has engaged Paulson, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Class A Warrants and the Class B Warrants.  The Company will, at its cost, (i) assist Paulson with respect to such solicitation, if requested by Paulson, and (ii) provide Paulson, and direct the Warrant Agent to deliver to Paulson lists of the record and, to the extent known, beneficial owners of the Company’s Class A Warrants and Class B Warrants.  The Company

hereby instructs the Warrant Agent to cooperate with Paulson in every respect in connection with Paulson’s solicitation activities, including, but not limited to, providing to Paulson, at the Company’s cost, a list of record and beneficial holders of the Class A Warrants and the Class B Warrants and circulating a prospectus or offering circular disclosing the compensation arrangements referenced in Section 7(b) below to the Warrant Holders at the time of exercise of the Class A Warrants or Class B Warrants.  In addition to the conditions set forth in Section 7(b), Paulson shall accept payment of the warrant solicitation fee provided in Section 7(b) only if permitted under the rules and regulations of the Financial Industry Regulatory Authority and only to the extent that a holder who exercises Class A Warrants or Class B Warrants specifically designates, in writing, that Paulson solicited the exercise.

(b)                                 In each instance in which a Class A Warrant or Class B Warrant is exercised, the Warrant Agent shall promptly give written notice of such exercise to the Company and Paulson (“Warrant Agent’s Exercise Notice”). If, upon the exercise of any Class A Warrant or Class B Warrant more than one year from the effective date of the registration statement originally registering the Class A Warrants and/or the Class B Warrants as part of units issued in the Public Offering, (i) the market price of the Company’s common stock is greater than the Exercise Price, (ii) disclosure of compensation arrangements between the Company and Paulson with respect to the solicitation of the exercise of the Class A Warrants and the Class B Warrants was made both at the time of the Public Offering and at the time of exercise (by delivery of the prospectus or as otherwise required by applicable law, rule or regulation), (iii) the Warrant Holder confirms in writing that the exercise of the Class A Warrant or Class B Warrant was solicited by Paulson, (iv) the Class A Warrant or Class B Warrant was not held in a discretionary account, and (v) the solicitation of the exercise of the Class A Warrant or Class B Warrant was not in violation of Regulation M (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, as amended, then the Warrant Agent, simultaneously with the distribution of the Share underlying the Class A Warrant or Class B Warrant so exercised in accordance with the instructions from the Company following receipt of the proceeds to the Company received upon exercise of such Class A Warrant or Class B Warrant, shall, on behalf of the Company, pay a fee of 5% of the Exercise Price to Paulson, provided that Paulson delivers to the Warrant Agent within ten (10) business days from the date on which Paulson has received the Warrant Agent’s Exercise Notice, a certificate that the conditions set forth in the preceding clauses (iii), (iv) and (v) have been satisfied. Notwithstanding the foregoing, no fee will be paid to Paulson with respect to the exercise by Paulson or its affiliates of Class A Warrants or Class B Warrants purchased by it or them and still held by it or them for its or their own account. Paulson and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of the Class A Warrants and the Class B Warrants.

(c)                                  The provisions of this Section 7. may not be modified, amended or deleted without the prior written consent of Paulson.

8.                                       Redemption of Warrants.

(a)                                  Beginning                           [six months after the date of the Public Offering], outstanding Class A Warrants may be redeemed at the option of the Company, in whole or in part on a pro-rata basis, by giving not less than 30 days prior notice as provided in Section 8(d) below, which notice may not be given before, but may be given at any time after the date on which the closing price of the Company’s common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $           [80% of the public offering price of a Unit] for five consecutive trading days.

(b)                                 Beginning                           [six months after the date of the Public Offering], outstanding Class B Warrants may be redeemed at the option of the Company, in whole or in part on a pro-rata basis, by giving not less than 30 days prior notice as provided in Section 8(d) below, which notice may not be given before, but may be given at any time after the date on which the closing price of the Company’s common stock on the principal exchange or trading facility on which it is then traded has equaled or exceeded $          [125% of the public offering price of a Unit] for five consecutive trading days.

(c)                                  The price at which Class A Warrants and the Class B Warrants may be redeemed (the “Redemption Price”) is $0.25 per warrant.  On and after the redemption date the Warrant Holders of redeemed Class A Warrants or redeemed Class B Warrants shall be entitled to payment of the Redemption Price upon surrender of the Warrant Certificates of such redeemed Class A Warrants or redeemed Class B Warrants to the Company at the office of the Warrant Agent.

(d)                                 Notice of redemption of Class A Warrants or Class B Warrants shall be given at least 30 days prior to the redemption date by notifying the Warrant Agent in writing, by notifying the Warrant Holders via publication of a press release, and by taking such other steps as may be required under applicable law.

(e)                                  From and after the redemption date, all rights of the holders with respect to the redeemed Class A Warrants or redeemed Class B Warrants (except the right to receive the Redemption Price) shall terminate, but only if (i) no later than one day prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent as paying agent a sufficient amount to pay on the redemption date the Redemption Price for all Class A Warrants or Class B Warrants called for redemption and (ii) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent no later than one day prior to the redemption date.  Notwithstanding the foregoing, the Company will extend a three day “protect” period beginning on and continuing two days after the redemption date so that any Class A Warrant or Class B Warrant for which notice of exercise is received in the three business days prior to the redemption date shall be deemed exercised so long as the Exercise Price is received by the Warrant Agent no more than three business days after the notice of exercise.

(f)                                    On the redemption date, the Warrant Agent shall pay to the holders of record of redeemed Class A Warrants or redeemed Class B Warrants all monies received by the Warrant Agent for the redemption of Class A Warrants or Class B

Warrants to which the holders of record of such redeemed Class A Warrants or redeemed Class B Warrants who shall have surrendered their Warrant Certificates are entitled.  The Warrant Agent shall have no obligation to pay for the redemption of Class A Warrants or Class B Warrants except to the extent that funds for such payment have been provided to it by the Company.

(g)                                 All amounts deposited with the Warrant Agent that are not required for redemption of Class A Warrants or Class B Warrants may be withdrawn by the Company.  Any amounts deposited with the Warrant Agent that shall be unclaimed after six months after the redemption date shall be redelivered back to the Company, and thereafter the holders of the Class A Warrants or Class B Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment, it being understood that the Warrant Agent shall be under no obligation to report or remit unclaimed property to appropriate states in compliance with applicable law.  The Company acknowledges that the bank accounts maintained by the Warrant Agent in connection with the services hereunder will be in its name and that the Warrant Agent may receive investment earnings in connection with the investment at the Warrant Agent’s risk and for its benefit of funds held in those accounts from time to time.

(h)                                 If the Company fails to make a sufficient deposit with the Warrant Agent as provided above, the holder of any Class A Warrants or Class B Warrants called for redemption may at the option of the holder (i) by notice to the Company declare the notice of redemption a nullity as to such holder, or (ii) maintain an action against the Company for the Redemption Price.  If the holder brings such an action, the Company will pay reasonable attorneys’ fees of the holder.  If the holder fails to bring an action against the Company for the Redemption Price within 60 days after the redemption date, the holder shall be deemed to have elected to declare the notice of redemption to be a nullity as to such holder and such notice shall be without any force or effect as to such holder.  Except as otherwise specifically provided in this paragraph 8(h), a notice of redemption, once published by the Company as provided in paragraph 8(d) shall be irrevocable.

(i)                                     Notwithstanding anything to the contrary in this Section 8, the Company may not provide notice of any redemption pursuant to this Section 8 at any time at which the Class A Warrants or Class B Warrants are not currently exercisable as a result of the application of Section 12.  If, during the period between notice of redemption and the Redemption Date, the Class A Warrants or Class B Warrants become not currently exercisable as a result of the application of Section 12, the Redemption Date shall be extended to be the tenth business day after such restriction on exercise lapses.

9.                                       Taxes.  The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Class A Warrants or Class B Warrants.  The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in any issue of Warrant Certificates or in the issue of any certificates of Shares in the name other than that of the Warrant Holder upon the exercise of any Class A Warrant or Class B Warrant.

10.                                 Mutilated or Missing Warrant Certificates.  On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate.  In the case of loss, theft or destruction of any Warrant Certificate, the Registered Owner requesting issuance of a new Warrant Certificate shall be required to secure an indemnity bond from an approved surety bonding company.  In the event a Warrant Certificate is mutilated, such Warrant Certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant Certificate.  Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

11.                                 Reservation of Shares.  For the purpose of enabling the Company to satisfy all obligations to issue Shares upon exercise of the Class A Warrants and the Class B Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares, the full number of Shares which may be issued upon the exercise of the Class A Warrants and the Class B Warrants and such Shares will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

12.                                 Governmental Restrictions.  If any Shares issuable upon the exercise of Class A Warrants or Class B Warrants require registration or approval of any governmental authority, the Company will use all commercially reasonable efforts to cause such Shares to be duly registered, or approved, as the case may be, and, to the extent practicable, take all such action in anticipation of and prior to the exercise of the Class A Warrants and the Class B Warrants, including, without limitation, filing any and all post-effective amendments to the Company’s Registration Statement on Form S-1 (Registration No. 333-164588) necessary to permit a public offering of the Shares underlying the Class A Warrants and the Class B Warrants at any and all times during the term of this Agreement; provided, however, that in no event shall such Shares be issued, and the Company is authorized to refuse to honor the exercise of any Class A Warrant or Class B Warrant, if such exercise would result, in the opinion of the Company’s Board of Directors, upon advice of counsel, in the violation of any law.  In the case of Class A Warrants or Class B Warrants exercisable solely for securities listed on a securities exchange or for which there are at least three independent market makers, in lieu of obtaining such registration or approval, the Company may elect to redeem Class A Warrants or Class B Warrants submitted to the Warrant Agent for exercise for a price equal to the difference between the aggregate low asked price, or closing price, as the case may be, of the securities for which such Class A Warrants or Class B Warrants are exercisable on the date of such submission and the Exercise Price of such Class A Warrants or Class B Warrants.  In the event of such redemption, the Company will pay to the holder of such Class A Warrants or Class B Warrants the above-described redemption price in cash within 10 business days after receipt of notice from the Warrant Agent that such Class A Warrants or Class B Warrants have been submitted for exercise.  If, at the Expiration Date, the Class A Warrants or Class B Warrants are not currently exercisable as a result of the provisions of this paragraph, the Expiration Date shall be extended to a date that is 30 calendar days following notice to the Warrant Holders that the Class A Warrants or Class B Warrants are again exercisable and references to the Expiration Date herein shall thereafter refer to such extended Expiration Date.

13.                                 Adjustments.

(a)                                  If prior to the exercise of any Class A Warrants or Class B Warrants, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its $0.001 par value common stock outstanding without receiving compensation therefor in money, services or property, the number of shares of common stock subject to the Class A Warrants and the Class B Warrants shall (i) if a net increase shall have been effected in the number of outstanding shares of the Company’s common stock, be proportionately increased, and the Exercise Price payable per Share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of the Company’s common stock, be proportionately reduced and the Exercise Price payable per Share be proportionately increased.

(b)                                 The Company may, in its sole discretion, lower the Exercise Price at any time prior to the Expiration Date for a period of not less than 20 days.

14.                                 Notice to Warrant Holders.  Upon any adjustment as described in Section 13, the Company shall (i) cause to be filed with the Warrant Agent a certificate signed by a Company officer setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, (ii) cause notice of such adjustments to be given to the Warrant Holders of record, which notice may be by publication of a press release and by taking such other steps as may be required under applicable laws.  Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder, failure of the Company to give notice shall not invalidate any corporate action taken by the Company.

15.                                 No Fractional Warrants or Shares.  The Company shall not be required to issue fractions of Shares issuable upon exercise of the Class A Warrants or Class B Warrants, upon the reissue of Class A Warrants or Class B Warrants, or any adjustments as described in Section 13 or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Share issuable upon exercise of the Class A Warrant or Class B Warrant.  If the total Class A Warrants or Class B Warrants surrendered by exercise would result in the issuance of a fractional share, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.

16.                                 Rights of Warrant Holders.  No Warrant Holder, as such, shall have any rights of a stockholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in the Warrant Certificate.  The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Class A Warrant or Class B Warrant as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

17.                                 Warrant Agent.  The Company hereby appoints the Warrant Agent to act as the agent of the Company and the Warrant Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of his Warrant Certificates, shall be bound:

(a)                                  Statements contained in this Agreement and in the Warrant Certificate shall be taken as statements of the Company.  The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describes the Warrant Agent or for action taken or to be taken by the Warrant Agent.

(b)                                 The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company’s covenants contained in this Agreement or in the Warrant Certificates.

(c)                                  The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

(d)                                 The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(e)                                  The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement except as a result of the Warrant Agent’s gross negligence or bad faith or willful misconduct.

(f)                                    The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.  All rights of action under this Agreement or under any of the Class A Warrants or Class B Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interest may appear.

(g)                                 The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Class A Warrants, Class B Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

18.                                 Successor Warrant Agent.  Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder with the same powers, rights, responsibilities and obligations of the Warrant Agent without the execution or filing of any paper or any further act of a party or the parties hereto.  In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Class A Warrants or Class B Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

19.                                 Change of Warrant Agent.  The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, by giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least 30 days prior to the date so specified.  If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder or after discharging the Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed.  After appointment and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer.  Failure to give any notice provided for in the section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

20.                                 Notices.  Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by facsimile, mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

To the Company:

S&W Seed Company
P.O. Box 235
25552 South Butte Avenue
Five Points, CA 93624
Attn:  President

Facsimile:  (559) 884-2750

To the Warrant Agent:

[Transfer Online Contact Info]

Attn:

Facsimile:

Except as otherwise provided in this Agreement, any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

21.                                 Supplements and Amendments.  The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.  In furtherance of the foregoing, the Company may extend the duration of the Exercise Period and/or lower the Exercise Price pursuant to Sections 2 and 13, respectively, without the consent of the Warrant Holders.

22.                                 Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

23.                                 Termination.  This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Class A Warrants and Class B Warrants have been exercised; provided, however, that if exercise of the Class A Warrants or Class B Warrants is suspended pursuant to Section 12 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following the expiration of such suspension.  The provisions of Section 17 shall survive such termination.

24.                                 Governing Law.  This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

25.                                 Benefits of this Agreement.  Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent or the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement.

26.                                 Counterparts.  This Agreement may be executed in any number of counterparts and the signatures delivered by facsimile or electronic means (e.g., PDF), each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized.

Date:

S&W Seed Company

By:
Name:
Title:

Transfer Online, Inc.

By:
Name:
Title:

Exhibit A

VOID AFTER 5 P.M. PACIFIC TIME ON                    , 2015

CLASS A WARRANTS TO PURCHASE COMMON STOCK

No. -	Class A Warrants

CUSIP 785135 112

S&W SEED COMPANY

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Class A Warrants (“Warrants”) set forth above. Each Warrant entitles the holder thereof to purchase from S&W Seed Company, a corporation incorporated under the laws of the State of Delaware (the “Company”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement between the Company and Transfer Online, Inc. dated                         , 2010 (the “Warrant Agreement”), at any time on or after                         , 2010 and before the close of business on                        , 2015 (“Expiration Date”), one fully paid and non-assessable share of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office located in Portland, Oregon of Transfer Online, Inc., Warrant Agent of the Company (“Warrant Agent”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $     . The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, reverse splits and the like, to prevent dilution. The Company may, in its sole discretion, (i) extend the Exercise Period and delay the Expiration Date by providing not less than 10 days’ prior notice, or (ii) lower the Exercise Price at any time prior to the Expiration Date for a period of not less than 20 days. The Company may redeem any or all outstanding and unexercised Warrants by giving not less than 30 days prior notice at any time after the date on which the closing price of the Common Stock on the principal exchange or trading facility on which it is traded has equaled or exceeded $       on each of five consecutive trading days.  The Redemption Price (as defined in the Warrant Agreement) is $0.25 per Warrant.  All Warrants

Exhibit A to Warrant Agreement - Page 1

not theretofore exercised will expire on the Expiration Date.

This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at S&W Seed Company, P.O. Box 235, Five Points, California 93624, Attention: President.

The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor as provided in the Warrant Agreement.

In certain cases, the sale of securities by the Company upon exercise of Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use all commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

This Warrant Certificate, with or without other certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or certificates evidencing the number of Warrants not so exercised.

No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s Common Stock or other class of stock purchasable upon the exercise of the

Exhibit A to Warrant Agreement - Page 2

Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

(a)           this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

(b)           the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Exhibit A to Warrant Agreement - Page 3

WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

S&W SEED COMPANY

CORPORATE

Mark S. Grewal	SEAL	Debra K. Weiner

DELAWARE

PRESIDENT		SECRETARY

Countersigned:

TRANSFER ONLINE, INC.

By:

Authorized Officer

Exhibit A to Warrant Agreement - Page 4

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with rights of survivorship and not as tenants in common

COM PROP	—	as community property

UNIF GIFT MIN ACT	—		Custodian

		(Cust)		(minor)

under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT	—		Custodian
		(Cust)		(minor)

under Uniform Transfers to Minors Act

(State)

Exhibit A to Warrant Agreement - Page 5

FORM OF EXERCISE

(To be executed upon exercise of a Class A Warrant)

To: S&W Seed Company

The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of S&W Seed Company (“Common Shares”), as provided for therein, and tenders herewith payment of the purchase price in full in cash or by wire transfer, check, draft, money order or certified or bank cashier’s check in the amount of $                    .

Please issue a certificate or certificates for such Common Shares in the name of the undersigned. If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.

Name:
(Please Print Name and Address)

Address:

Signature(s):

Note: This above signature(s) must correspond with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

Date:

Exhibit A to Warrant Agreement - Page 6

FORM OF ASSIGNMENT

(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (                                                )

(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

(Please Print Name and Address including Zip Code)

Class A Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints                                                                      attorney to transfer this Warrant Certificate on the books of S&W Seed Company with the full power of substitution in the premises.

Dated:

Signature(s):

(Signature(s) must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature(s) must be guaranteed in the usual manner.)

Signature(s) Guaranteed:

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.

Exhibit A to Warrant Agreement - Page 7

Exhibit B

VOID AFTER 5 P.M. PACIFIC TIME ON               , 2015

CLASS B WARRANTS TO PURCHASE COMMON STOCK

No. -	Class B Warrants

CUSIP 785135 120

S&W SEED COMPANY

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Class A Warrants (“Warrants”) set forth above. Each Warrant entitles the holder thereof to purchase from S&W Seed Company, a corporation incorporated under the laws of the State of Delaware (the “Company”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement between the Company and Transfer Online, Inc. dated                           , 2010 (the “Warrant Agreement”), at any time on or after                         , 2010 and before the close of business on                         , 2015 (“Expiration Date”), one fully paid and non-assessable share of Common Stock, par value $0.001 per share, of the Company (“Common Stock”) upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office located in Portland, Oregon of Transfer Online, Inc., Warrant Agent of the Company (“Warrant Agent”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $      . The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, reverse splits and the like, to prevent dilution. The Company may, in its sole discretion, (i) extend the Exercise Period and delay the Expiration Date by providing not less than 10 days’ prior notice, or (ii) lower the Exercise Price at any time prior to the Expiration Date for a period of not less than 20 days. The Company may redeem any or all outstanding and unexercised Warrants by giving not less than 30 days prior notice at any time after the date on which the closing price of the Common Stock on the principal exchange or trading facility on which it is traded has equaled or exceeded $       on each of five consecutive trading days.  The Redemption Price (as defined in the Warrant Agreement) is $0.25 per Warrant.  All Warrants not theretofore exercised will expire on the Expiration Date.

Exhibit B to Warrant Agreement - Page 1

This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at S&W Seed Company, P.O. Box 235, Five Points, California 93624, Attention: President.

The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor as provided in the Warrant Agreement.

In certain cases, the sale of securities by the Company upon exercise of Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use all commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

This Warrant Certificate, with or without other certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or certificates evidencing the number of Warrants not so exercised.

No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s Common Stock or other class of stock purchasable upon the exercise of the

Exhibit B to Warrant Agreement - Page 2

Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

(a)                                  this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

(b)                                 the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Exhibit B to Warrant Agreement - Page 3

WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

S&W SEED COMPANY

CORPORATE

Mark S. Grewal	SEAL	Debra K. Weiner

DELAWARE

PRESIDENT		CHAIRMAN

Countersigned:

TRANSFER ONLINE, INC.

By:

Authorized Officer

Exhibit B to Warrant Agreement - Page 4

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	— as tenants in common

TEN ENT	— as tenants by the entireties

JT TEN	— as joint tenants with rights of survivorship and not as tenants in common

COM PROP	— as community property

UNIF GIFT MIN ACT	—		Custodian

		(Cust)		(minor)

under Uniform Gifts to Minors Act

(State)

Custodian
UNIF TRF MIN ACT	—
		(Cust)		(minor)

under Uniform Transfers to Minors Act

(State)

Exhibit B to Warrant Agreement - Page 5

FORM OF EXERCISE

(To be executed upon exercise of Class B Warrant)

To: S&W Seed Company

The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of S&W Seed Company (“Common Shares”), as provided for therein, and tenders herewith payment of the purchase price in full in cash or by wire transfer, check, draft, money order or certified or bank cashier’s check in the amount of $                 .

Please issue a certificate or certificates for such Common Shares in the name of the undersigned. If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.

Name:
(Please Print Name and Address)

Address:

Signature(s):

Note: This above signature(s) must correspond with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

Date:

Exhibit B to Warrant Agreement - Page 6

FORM OF ASSIGNMENT

(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (                                      )

(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

(Please Print Name and Address including Zip Code)

Class B Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints                                                                         attorney to transfer this Warrant Certificate on the books of S&W Seed Company with the full power of substitution in the premises.

Dated:

Signature(s):

(Signature(s) must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature(s) must be guaranteed in the usual manner.)

Signature(s) Guaranteed:

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.

Exhibit B to Warrant Agreement - Page 7